UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (682) 990-6920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 6, 2026, at the Special Meeting of Stockholders (the “Meeting”) of Onfolio Holdings Inc. (the “Company”), stockholders voted on the matters described below.

1.

The Company’s stockholders approved, the grant of discretionary authority to the Company’s board of directors (“the Board”) to (i) amend the Company’s certificate of incorporation, as amended, (the “Certificate of Incorporation”) to effect a reverse stock split of all outstanding shares of Common Stock, by a ratio in the range of one-for-five (1-for-5) to one-for-forty (1-for-50), to be determined in the Board’s sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”). The number of shares that voted for, against, and withheld from voting for this Reverse Stock Split Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain

3,032,690 (97.21%)	86,961 (2.79%)	133 (0.004%)

2.

The Company’s stockholders approved, for purposes of Marketplace Rule (collectively, the “Nasdaq Rules”) 5635(d) of the Nasdaq Stock Market LLC (“Nasdaq”), (i) the issuance of more than 19.99% of our outstanding shares of Common Stock, issuable upon exercise of certain Convertible Promissory Notes (the Notes) issued pursuant to certain securities purchase agreements by and between the Company and certain purchasers, entered into as of November 17, 2025 and (ii) the floor price (the “Floor Price”) at which the Notes may be converted, at an average price that is less than the “Minimum Price” (as defined under Nasdaq rules). (the “Notes Proposal”). The number of shares that voted for, against, and withheld from voting for this Share Issuance Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

2,108,013 (96.44%)	75,913 (3.47%)	1,822 (0.08%)	934,036

3.

The Company's stockholders approved one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Notes Proposal, and the Authorized Share Increase (as defined below) if there were not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal, the Notes Proposal, and/or the Authorized Share Increase (the "Adjournment Proposal"). The number of shares that voted for, against, and abstained from voting for this Adjournment Proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

2,969,031 (95.17%)	106,028 (3.40%)	44,725 (1.43%)	0

4.

The Company's stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 300,000,000 shares (the “Authorized Share Increase”) in order to ensure that the Company has a sufficient number of authorized but unissued shares available for the purposes described herein. The number of shares that voted for, against, and abstained from voting for this Authorized Share Increase is summarized in the table below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

1,962,516 (89.79%)	222,299 (10.17%)	933 (0.04%)	934,036

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Dated: April 10, 2026	By:	/s/ Dominic Wells
Dominic Wells
Chief Executive Officer

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